U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 17, 2007

LEE FINE ARTS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-52564	51-0588752
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

10 Universal City Plaza, Suite 1950

Universal City, CA 91608

(Address of principal executive offices)

1-800-218-5520

(Issuer’s Telephone Number)

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective September 17, 2007, the Company assigned to Elfred Lee, the Company’s President and Chief Executive Officer and a director of the Company, the reproduction rights to paintings of Elfred Lee and its existing inventory of lithographic art works. Mr. Lee had previously assigned the reproduction rights to the Company on December 4, 2006, together with an inventory of lithographic art works, in exchange for the issuance of 1,000,000 restricted shares of the Company’s Common Stock. No consideration was received by the Company for such assignment.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On September 17, 2007, Gary Clark and Charles Volk (the “Purchasers”) purchased 2,100,000 shares of the issued and outstanding Common Stock of the Company (the “Shares”) from Elfred Lee, Martha Lee, Kim Zilke, Muzeyyen Balaban, Daniel Masters and Bernieta Masters (the “Sellers”) for an aggregate of $500,000 in cash. The sale represents a change of control of the Company and the Shares acquired by the Purchasers represent approximately 91.3% of the issued and outstanding capital stock of the Company.

Messrs. Clark and Volk used personal assets to purchase the Shares of the Company and did not borrow any funds to acquire the Shares.

Prior to the purchase of the Shares, the Purchasers were not affiliated with the Company. However, following the purchase of the Shares, the Purchasers are deemed affiliates of the Company as a result of their stock ownership interest in the Company.

As a result of the change in control, Alfred Lee and Martha Lee agreed to appoint Gary Clark, Charles Volk and Charles Lamberson as directors of the Company and resign their positions as officers and directors of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As a result of the change of control described in Item 5.01 above, effective September 17, 2007, (a) Elfred Lee resigned as President and Chief Executive Officer and as a director of the Company; (b) Martha Lee resigned as Secretary and Treasurer and as a director of the Company; (c) Gary Clark, Charles Volk and Charles Lamberson were appointed as directors of the Company and will hold such board seats until the next annual meeting of shareholders or until their successors are duly elected and qualified, whichever event shall occur first; (d) Gary Clark was appointed Chief Executive Officer and Chief Financial Officer of the Company; and (e) Charles Lamberson was appointed as Secretary of the Company. The resignations of Elfred Lee and Martha Lee were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Background of Directors and Officers:

Gary Clarkr became a Director and Chief Executive Officer and Chief Financial Officer of the Company on September 17, 2007. From November 2001 to November 2006, Mr. Clark was Chief Executive Officer of Variable Assets Holding, inc., a Colorado corporation engaged in the financial service business. From December 2006 to present, Mr. Clark has been self-employed in the financial service business.

Charles Lamberson became a Director and Secretary of the Company on September 17, 2007. From January 2001 to present, Mr. Lamberson has been self-employed as an investor and consultant in the financial services areas.

Charles Volk became a Director of the Company on September 17, 2007. From February 2007 to November 2007, Mr. Volk was Chairman of International Capital Exchange, Inc., a Nevada corporation which provides financial services. From January 2004 to February 2007, Mr. Volk was Chairman and President of Osage Energy Corporation, a Nevada corporation engaged in the exploration and production of oil and gas. From January 2002 to January 2004, Mr. Volk was self-employed as an investor and consultant in the financial services areas.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LEE FINE ARTS, INC.

(Registrant)

Dated: November 14, 2007

By: s/Gary Clark___________________________

Gary Clark, Chief Executive Officer
and Chief Financial Officer

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